UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: March 23, 2009

Mexoro Minerals Ltd.
 (Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

C. General Retana #706 Col. San Felipe Chihuahua, Chih., Mexico	C.P. 31203
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  +52 (614) 426 5505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 19, 2009, we entered into an agreement with Paramount Gold and Silver Corp. (“Paramount”) restructuring our payment terms on the three outstanding secured convertible debentures held by Paramount.  Under the terms of the agreement, we paid Paramount $1,000,000 to cancel two debentures held by them, one issued on May 9, 2008 for $500,000 and another issued on July 11, 2009 for $500,000.  We also amended a debenture issued to them on June 18, 2009 in the face amount of $370,000.  The amount of that debenture was increased to $521,047.37 which, among other things, includes interest accrued on all three debentures to March 31, 2009.  We are obligated to make a payment on March 31, 2009 on this debenture in the amount of $393,547.37 and the balance of $127,500 is to be re-paid on April 30, 2009.  This remaining amount of $127,500 is interest free as long as the debenture remains in good standing.  As part of a restructuring fee, we issued to Paramount 150,000 shares of our common stock.  As part of the agreement, Paramount has released its security interest on our Cieneguita properties.  The other security as described in the original security agreement issued with the original debentures remains in place until the amended debenture has been repaid in full.

On March 19, 2009, we issued convertible secured debentures with a face value of $1,000,000 to four investors.  The total offering for these debentures is $1,500,000.  The debentures are due in 1 year and accrue interest at 15% paid quarterly in either cash or stock of the Company valued at 20% discount to the 20 day trading average on the day the payment is due.    At the debenture holder’s option the debenture may be repaid with accrued interest and a 20% warrant coverage on the value of the debenture.  The warrants would be exercisable for 3 years and have a strike price equal to a 20% discount to the 20 day trading average of the shares on the day of the payment.  Alternatively the debenture holder can convert, at any time, their debenture into units.  Each unit comprises 1 share and 1 warrant at $0.20 per unit.  The warrants are exercisable at $0.30 for 3 years.  The third option to the debenture holder is that they may convert their debenture, after one year, into a pro rata share of 10% of our Cieneguita project.  The debenture holder is guaranteed a minimum 15% dividend for 3 years from mining operations on the property and is entitled to their pro rata share in net proceeds above the 15% dividend from the mining operation.  As consideration for the debentures, we granted a security interest in our Cieneguita properties to these debenture holders.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information provided in Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

ITEM 3.02  UNREGISTERED SALE OF EQUITY SECURITIES

On March 19, 2009, we issued 150,000 shares of common stock to Paramount Gold and Silver Corp. as part of our restructuring of debt owed to Paramount.  We issued common stock under an exemption provided by Section 4(2) of the Securities Act of 1933.

On March 19, 2009, we issued debentures to four persons that are convertible into shares of common stock and warrants to purchase common stock of our company.  We issued the debentures and the underlying common stock and the warrant under an exemption provided by Section 4(2) of the Securities Act of 1933.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MEXORO MINERALS LTD.

By: /s/ Barry Quiroz
Barry Quiroz, President and Director

 March 23, 2009